Exhibit 10.12

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT for independent Consultant consulting services (this “Agreement”) by and between AEON Biopharma, Inc., (“Company”) and Chris Carr (“Consultant”).

1.Consulting Services. Consultant shall provide Company with the services described on Schedule 1, as well as other services as may be requested from time to time by Company (the “Services”). Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request. While on Company’s premises, Consultant agrees to comply with Company’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2.Independent Consultant Relationship/Conflicts. Consultant shall have the full power, authority, and discretion to select the means, manner, and method of performing the services hereunder without detail, control or direction from Company or its officers or directors. Consultant shall not be considered an employee of Company for any purposes and shall not be entitled to participate in any employee benefit plans sponsored or maintained by Company. During the term of this Agreement, Consultant shall disclose in writing to Company any actual or potential conflict that Consultant may have in performing the Services hereunder. Additionally, during the term of this Agreement, Consultant agrees not to perform consulting services or work for hire of any kind for any business involved in the development, manufacture, or sale of biopharmaceutical toxins.

3.Term. The Consultant shall commence providing services on September 5, 2022 (referred to herein as the “Effective Date”) and shall continue to do so until the earlier of (a) this Agreement is terminated by either party pursuant to Section 4 of this Agreement, or (b) the successful completion of the Services.

4.Termination by Notice. This Agreement is terminable at any time by either party upon written notice to the other party. For purposes of this Agreement, email notification shall be deemed to be written notice.

5.Payment. In consideration of consulting services, Consultant will be paid the compensation set forth on Schedule 1. Consultant shall not receive any additional benefits or compensation for the Services, except for the reimbursement of expenses that are pre-approved in writing by the Company. Consultant shall document all hours dedicated to the Services and provide such documentation on a monthly basis.

6.Expenses. Consultant shall not incur any expenses without prior written approval of Company. Unless otherwise agreed to by the parties, all normal and customary business expenses incurred by Consultant under this Agreement shall be paid by Consultant, and reimbursed, if such expenses are pre-approved in writing by Company, by Company upon a showing of evidence of such expenses that is reasonably acceptable to Company. Reimbursement for air travel by Consultant will be economy class.

7.Consultant Responsible for Taxes. Consultant agrees to accept exclusive liability for the payment of taxes due on any amounts paid under this Agreement. Because Consultant is an independent contractor,

Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

8.Recognition of Company’s Rights; Nondisclosure. Consultant recognizes that Company is engaged in a continuous program of research and development respecting its present and future business, financing and accounting activities. Consultant agrees as follows:

a.At all times during the term of Consultant’s association with Company and thereafter, Consultant will hold in strictest confidence and will not disclose, use, lecture upon or publish any of Company’s Proprietary Information (defined below), except to the extent such disclosure, use or publication may be required in direct connection with Consultant’s performing requested Services for Company or is expressly authorized in writing by an officer of Company. It is understood that the Proprietary Information will remain the sole property of Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of the Proprietary Information.

b.The term “Proprietary Information” shall mean any and all trade secrets, confidential knowledge, know-how, data or other proprietary information or materials of Company. By way of illustration but not limitation, Proprietary Information includes: (i) inventions, ideas, samples, prototypes, devices, materials, compounds, formulations, methods, and procedures for producing any such items, as well as data, know-how, improvements, inventions, discoveries, developments, designs and techniques; (ii) information regarding plans for research, development, new products, marketing and selling activities, business models, budgets and unpublished financial statements, licenses, expenses, prices, costs, suppliers and customers; and (iii) information regarding the skills and compensation of employees or other consultants of Company.

c.In addition, Consultant understands that Company has received, and in the future will receive, from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s association and thereafter, Consultant will hold Third Party Information in the strictest confidence and will not disclose or use Third Party Information, except in connection with Consultant’s performing requested Services for Company, or as expressly authorized in writing by an officer of Company.

d.Consultant acknowledges that Company has provided the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Consultant files a lawsuit for retaliation by Company for reporting a suspected violation of law, Consultant may disclose the Proprietary Information to Consultant’s attorney and use the Proprietary Information in the court proceeding if Consultant files any document containing the Proprietary Information under seal, and does not disclose the Proprietary Information, except pursuant to court order.

9.Assignment of Work Product; Title. Consultant agrees to assign and hereby assigns to Company the entire right, title and interest for the entire world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, other inventions and any information (“Work Product”) developed, made, conceived or reduced to practice or authorized by Consultant, either solely or jointly with others, during the performance of the Services or with use of Proprietary Information, materials or facilities of Company received or used by Consultant. Consultant hereby agrees to: (i) promptly disclose to Company all Work Product made, conceived, reduced to practice or authored by Consultant in the course of the performance of the Services; and (ii) sign, execute and acknowledge any and all documents, and to perform such acts, as may be necessary, useful or convenient for the purpose of securing to Company or its nominees, patent, trademark, or copyright protection throughout the world upon all Work Product. All Work Product, and all products purchased by Consultant pursuant to this Agreement and paid for by Company shall be the exclusive property of Company and shall be delivered to Company upon termination of this Agreement. Consultant hereby irrevocably appoints Company as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Company an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Company or Company’s customers.

10.Representations and Warranties. Consultant represents and warrants that: (a) the Services shall be performed in a professional manner and in accordance with the industry standards and the Work Product shall comply with the requirements set forth in any applicable project assignment, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Company as set forth in Section 9 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, and (e) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions.

11.Indemnification.

a.Consultant agrees to indemnify and hold Company harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Agreement.

b.Company agrees to defend, indemnify, and hold harmless Consultant from and against any and all liabilities, claims, damages, and causes of action (including legal fees) of any third party arising from or based upon acts of Company related to the Services, except to the extent such liabilities, claims, damages or causes of action are primarily caused by the actions of Consultant.

12.Arbitration, Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. In the event of a dispute, the parties agree to binding arbitration in

Orange County, California under the Rules of Comprehensive Arbitration before the Judicial Arbitration and Mediation Service (“JAMS”). The prevailing party shall be entitled to recover reasonable attorney fees and costs.

13.Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.

14.Personal Performance. Due to the personal nature of the services to be rendered by Consultant, Consultant may not assign this Agreement in whole or in part. Any attempt to make such an assignment shall be void. Company may assign all or a portion of its rights and liabilities under this Agreement to a subsidiary, an affiliate or a successor to all or a substantial portion of its business and assets without the necessity of consent from Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

15.Advice of Counsel. In entering into this Agreement, the parties recognize that this Agreement is a legally binding contract and acknowledge and agree that each party has had the opportunity to consult with legal counsel of its choice.

16.Entire Agreement. This agreement together with the exhibits and schedules attached constitutes and contains the entire agreement and final understanding between the parties covering the services provided by the Consultant. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning consulting services provided by Consultant. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

17.Headings. Headings are used only for ease of reference and are not controlling.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AEON BIOPHARMA, INC.

Dated:
By:	Marc Forth
Its:	Chief Executive Officer

CONSULTANT

Dated:
By:	Chris Carr

Schedule 1 to Consulting Agreement

SERVICES TO BE PROVIDED BY CONSULTANT

Services:

Consultant shall provide services relating to Company’s financial matters as requested by the Chief Executive Officer (CEO), or respective designees to support the Company’s financing activities, including questions regarding the Company’s capitalization table, investor matters and capital raises. Consultant also agrees to provide Company with such other services that may be reasonably required from time to time by the CEO or designees.

Compensation:

Consultant shall be paid $250 per hour. Consultant shall provide an invoice of all hours worked on a monthly basis to Company. Company shall pay such invoices within 15 days.